Exhibit 99.1

GBT Issues Statement About Potential Promotional Activity

Notice to the Public to Rely on Information Only Provided by the Company

Santa Monica, CA, December 9, 2019 -- GBT Technologies Inc. (OTC PINK: GTCH) ("GBT”, or the “Company”), a company specializing in the development of Internet of Things (IoT) and Artificial Intelligence (AI) enabled networking and tracking technologies, including its GopherInsight™ wireless mesh network technology platform and its Avant! AI, for both mobile and fixed solutions, today announced that on December 8, 2019 it was made aware OTC Markets Group added a Megaphone next to the Company symbol, representing potential promotional activities surrounding the Company’s common stock.

Promotional activities generally may involve promotional newsletters, styled as “paid announcements”.  The paid announcements generally encourage investors to put the Company’s common stock on their watch list. These apparent third-party promotional activities usually coincided with higher than average trading volume and fluctuations in the Company’s stock price.

The Company was unaware of any promotional activity, was not notified by OTC Markets Group (other that the added “megaphone”) and could not find such promotional activity online, other than what was added the megaphone by OTC Markets.  Further, the Company is unaware of the full nature of the promotional activity, the extent of the paid announcements’ dissemination, or the responsible parties.

None of the Company, its officers, directors, employees, consultants, and, to the Company’s knowledge, its controlling or affiliated stockholders (i.e., stockholders who own 10% or more of the Company’s issued and outstanding common stock) has, directly or indirectly, authorized or been involved in any way (including any payments to one or more third-parties) with the authorization, creation, or distribution of any promotional materials, including those noted above; and that none of the Company, its officers, directors, employees, consultants, who sold or purchased shares of common stock of the Company within the last 30 days.

The Company routinely responds to inquiries from stockholders, potential investors, and investment analysts, and generates its own press releases. As such, the Company urges persons interested in the Company, whether or not they are currently stockholders of the Company, to visit the Company’s website and only to rely on information about the Company and about the industry sectors in which it operates that the Company has released. The Company is pleased to address any verification of public material through this designated email address: info@gopherprotocol.com.

The Company is not affiliated in any way with the authors of any promotional “newsletters,” paid announcements, or other such materials.  The Company routinely issues press releases in the regular course of its business and includes disclosure of its business activities of the Company in its filings with the Securities and Exchange Commission.  Investors are strongly encouraged to rely only on information provided directly by the Company.

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About GBT Technologies Inc.

GBT Technologies Inc. (OTC PINK: GTCH) (“GBT”) (http://gopherprotocol.com/) is a development-stage company which considers itself a native IoT creator, developing Internet of Things (IoT) and Artificial Intelligence (AI) enabled mobile technology platforms. GBT has a portfolio of Intellectual Property that, when commercialized, will include smart microchips, mobile and security applications and protocols, and supporting cloud software. GBT’s system envisions the creation of a global mesh network. The core of the system will be its advanced microchip technology that can be installed in any mobile or fixed device worldwide. GBT envisions this system as a low-cost, secure, private mesh network between any enabled devices, providing shared processing, advanced mobile database management/sharing and enhanced mobile features as an alternative to traditional carrier services.

https://www.avant-ai.net

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements".  Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov).  In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company’s ability to raise capital on acceptable terms, if at all, the Company’s successful development of its products and the integration into its existing products and the commercial acceptance of the Company’s products.  The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact:

Douglas Davis, CEO
GBT Technologies Inc.

Media: press@gopherprotocol.com

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